Exhibit 99.1

Bentley Systems Announces Third Quarter 2024 Results
EXTON, PA – November 7, 2024 – Bentley Systems, Incorporated (Nasdaq: BSY), the infrastructure engineering software company, today announced results for the quarter ended September 30, 2024.

Third Quarter 2024 Results

•Total revenues were $335.2 million, up 9.3% or 9.1% on a constant currency basis, year-over-year;
•Subscriptions revenues were $303.2 million, up 12.0% or 11.8% on a constant currency basis, year-over-year;
•Annualized Recurring Revenues (“ARR”) was $1,270.7 million as of September 30, 2024, compared to $1,124.8 million as of September 30, 2023, representing a constant currency ARR growth rate of 12%;
•Last twelve-month recurring revenues dollar-based net retention rate was 109%, compared to 110% for the same period last year;
•Operating income margin was 20.5%, compared to 24.0% for the same period last year;
•Adjusted operating income inclusive of stock-based compensation expense (“Adjusted OI w/SBC”) margin was 26.7%, compared to 28.2% for the same period last year;
•Net income per diluted share was $0.13, compared to $0.16 for the same period last year;
•Adjusted net income per diluted share (“Adjusted EPS”) was $0.24, compared to $0.22 for the same period last year; and
•Cash flows from operations was $86.1 million, compared to $72.8 million for the same period last year.

Nine Months Ended September 30, 2024 Results

•Total revenues were $1,003.3 million, up 9.3% or 9.3% on a constant currency basis, year-over-year;
•Subscriptions revenues were $907.8 million, up 12.4% or 12.4% on a constant currency basis, year-over-year;
•Operating income margin was 24.0%, compared to 21.0% for the same period last year;
•Adjusted OI w/SBC margin was 29.6%, compared to 27.2% for the same period last year;
•Net income per diluted share was $0.57, compared to $0.46 for the same period last year;
•Adjusted EPS was $0.86, compared to $0.72 for the same period last year; and
•Cash flows from operations was $353.7 million, compared to $329.6 million for the same period last year.

Executive Chair Greg Bentley said, “The impressive inaugural quarter since completing our generational succession underscores my confidence in raising our sights broadly. The Company’s execution is sustaining progress towards our annual ramp in ARR growth. The Year in Infrastructure 2024 Conference showcased advancements in going digital that are ever more effectively surmounting the infrastructure engineering resource capacity gap. And our strategically significant acquisition of Cesium, with the other strategic initiatives Nicholas and his team have unveiled, exemplifies our reinvigorated prioritization of compelling new growth ambitions.”

CEO Nicholas Cumins said, “During my first 100 days as CEO, we unveiled ambitious strategic moves that will help propel our future growth: the acquisition of 3D geospatial company Cesium; a strategic partnership with Google to integrate their geospatial content; a new product portfolio for asset analytics and a new generation of engineering applications, both leveraging AI and digital twin technologies to improve the way infrastructure is designed, built, and operated. At the same time, we delivered strong quarterly operating results. Our year-over-year ARR growth on a constant currency basis accelerated to 12% in 24Q3 (12.5% excluding China). Strength was broad based across geographies and sectors as we continued to operate at a high level of performance, with favorable end-market conditions for the foreseeable future.”

CFO Werner Andre said, “24Q3’s upward inflection in year-over-year ARR growth is directionally consistent with our expectations for this year’s second half, more than compensating for attrition prevailing stubbornly in China. Growth in subscriptions revenues (now 91% of total revenues) remains robust at 12.4% year-to-date in constant currency, although total revenue growth for 2024 is expected at the lower end of our annual outlook range due to continued declines in Cohesive professional services for Maximo. Profitability and cash flow in the quarter position us well in relation to our profitability outlook and an increased cash flow outlook for the year. In October we entered into a new five-year $1.3 billion bank credit facility with a further $500 million ‘accordion’ feature.”

Recent Developments

•On October 18, 2024, we entered into a new five-year senior secured credit agreement, which provides us with a $1.3 billion revolving credit facility, as well as an incremental $500 million “accordion” feature to increase the facility in the form of both revolving indebtedness and incremental term loans. We used borrowings under the revolving credit facility to repay all indebtedness outstanding under our previous credit facility, including our outstanding term loan;
•On October 9, 2024, we announced a strategic partnership with Google to integrate Google's high-quality geospatial content with Bentley's infrastructure engineering software and digital twin platform to improve the ways infrastructure is designed, built, and operated “in context”; and
•On September 6, 2024, we announced the acquisition of 3D geospatial company Cesium. Cesium is recognized as the foundational open platform for creating immersive 3D geospatial environments, and its 3D Tiles open standard has been widely adopted by leading enterprises, governments, and tens of thousands of application developer teams globally.

Call Details

Bentley Systems will host a live Zoom video webinar on November 7, 2024 at 8:15 a.m. EST to discuss results for its third quarter ended September 30, 2024.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://us06web.zoom.us/webinar/register/WN_ZlTBingnQoKzZgcRVSRB8w#/registration. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Non-GAAP Financial Measures

In this press release, we sometimes refer to financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these measures are considered non-GAAP financial measures under the United States Securities and Exchange Commission (“SEC”) regulations. Those rules require the supplemental explanations and reconciliations that are in Bentley Systems’ Form 8-K (Quarterly Earnings Release) furnished to the SEC.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial condition, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: adverse changes in global economic and/or political conditions; the impact of current and future sanctions, embargoes and other similar laws at the state and/or federal level that impose restrictions on our counterparties or upon our ability to operate our business within the subject jurisdictions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; failure to effectively manage succession; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; the impact of changing or uncertain interest rates on us and on the industries we serve; our ability to integrate acquired businesses successfully; and our ability to identify and consummate future investments and/or acquisitions on terms satisfactory to us or at all.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Form 10‑Qs, which are on file with the SEC. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, mining, and industrial facilities. Our offerings, powered by the iTwin Platform for infrastructure digital twins, include MicroStation and Bentley Open applications for modeling and simulation, Seequent’s software for geoprofessionals, and Bentley Infrastructure Cloud encompassing ProjectWise for project delivery, SYNCHRO for construction management, and AssetWise for asset operations. Bentley Systems’ 5,200 colleagues generate annual revenues of more than $1 billion in 194 countries.

© 2024 Bentley Systems, Incorporated. Bentley, the Bentley logo, 3D Tiles, AssetWise, Bentley Infrastructure Cloud, Bentley Open, Cesium, Cohesive, iTwin, MicroStation, ProjectWise, Seequent, and SYNCHRO are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

For more information, contact:
Investors: Eric Boyer, IR@bentley.com

BENTLEY SYSTEMS, INCORPORATED
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$72,175	$68,412
Accounts receivable	271,689	302,501
Allowance for doubtful accounts	(8,846)	(8,965)
Prepaid income taxes	15,846	12,812
Prepaid and other current assets	52,955	44,797
Total current assets	403,819	419,557
Property and equipment, net	34,533	40,100
Operating lease right-of-use assets	36,425	38,476
Intangible assets, net	225,788	248,787
Goodwill	2,390,392	2,269,336
Investments	24,724	23,480
Deferred income taxes	207,821	212,831
Other assets	72,985	67,283
Total assets	$3,396,487	$3,319,850
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,514	$18,094
Accruals and other current liabilities	494,911	457,348
Deferred revenues	225,291	253,785
Operating lease liabilities	12,079	11,645
Income taxes payable	19,434	9,491
Current portion of long-term debt	—	10,000
Total current liabilities	782,229	760,363
Long-term debt	1,418,870	1,518,403
Deferred compensation plan liabilities	97,932	88,181
Long-term operating lease liabilities	27,954	30,626
Deferred revenues	15,820	15,862
Deferred income taxes	11,815	9,718
Income taxes payable	3,615	7,337
Other liabilities	4,242	5,378
Total liabilities	2,362,477	2,435,868
Stockholders’ equity:
Common stock	3,020	2,963
Additional paid-in capital	1,201,442	1,127,234
Accumulated other comprehensive loss	(82,959)	(84,987)
Accumulated deficit	(88,197)	(161,932)
Non-controlling interest	704	704
Total stockholders’ equity	1,034,010	883,982
Total liabilities and stockholders’ equity	$3,396,487	$3,319,850

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Subscriptions	$303,239	$270,751	$907,772	$807,839
Perpetual licenses	11,274	11,887	31,649	33,152
Subscriptions and licenses	314,513	282,638	939,421	840,991
Services	20,660	23,974	63,852	76,781
Total revenues	335,173	306,612	1,003,273	917,772
Cost of revenues:
Cost of subscriptions and licenses	44,220	42,088	126,870	124,175
Cost of services	20,612	22,588	62,985	74,111
Total cost of revenues	64,832	64,676	189,855	198,286
Gross profit	270,341	241,936	813,418	719,486
Operating expense (income):
Research and development	70,068	65,465	204,148	203,382
Selling and marketing	64,940	53,757	176,455	160,262
General and administrative	51,359	42,678	152,695	128,743
Deferred compensation plan	6,983	(3,160)	13,665	4,763
Amortization of purchased intangibles	8,361	9,517	25,717	29,567
Total operating expenses	201,711	168,257	572,680	526,717
Income from operations	68,630	73,679	240,738	192,769
Interest expense, net	(4,669)	(10,047)	(16,289)	(30,623)
Other (expense) income, net	(5,087)	5,953	4,330	7,207
Income before income taxes	58,874	69,585	228,779	169,353
Provision for income taxes	(16,522)	(16,514)	(44,099)	(22,107)
Equity in net (losses) income of investees, net of tax	(14)	(44)	14	(44)
Net income	$42,338	$53,027	$184,694	$147,202
Per share information:
Net income per share, basic	$0.13	$0.17	$0.59	$0.47
Net income per share, diluted	$0.13	$0.16	$0.57	$0.46
Weighted average shares, basic	315,207,216	313,069,132	314,820,679	311,915,808
Weighted average shares, diluted	333,789,636	332,825,186	333,724,425	332,144,893

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net income	$184,694	$147,202
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,397	52,787
Deferred income taxes	7,056	(14,632)
Stock-based compensation expense	57,856	56,092
Deferred compensation plan	13,665	4,763
Amortization of deferred debt issuance costs	5,554	5,469
Change in fair value of derivative	5,570	(4,102)
Foreign currency remeasurement (gain) loss	(126)	3,198
Other	(1,733)	2,464
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	34,588	56,065
Prepaid and other assets	(9,952)	(1,246)
Accounts payable, accruals, and other liabilities	36,356	33,437
Deferred revenues	(31,512)	(17,688)
Income taxes payable, net of prepaid income taxes	3,247	5,834
Net cash provided by operating activities	353,660	329,643
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(8,499)	(18,906)
Acquisitions, net of cash acquired	(128,774)	(23,110)
Purchases of investments	(807)	(11,352)
Proceeds from investments	—	2,123
Other	2,400	—
Net cash used in investing activities	(135,680)	(51,245)
Cash flows from financing activities:
Proceeds from credit facilities	233,281	442,566
Payments of credit facilities	(207,608)	(634,718)
Repayments of term loan	(140,000)	(3,750)
Payments of contingent and non-contingent consideration	(3,022)	(3,039)
Payments of dividends	(53,985)	(43,992)
Proceeds from stock purchases under employee stock purchase plan	11,228	9,988
Proceeds from exercise of stock options	4,007	10,590
Payments for shares acquired including shares withheld for taxes	(11,199)	(57,527)
Repurchases of Class B common stock under approved program	(45,769)	—
Other	(151)	(137)
Net cash used in financing activities	(213,218)	(280,019)
Effect of exchange rate changes on cash and cash equivalents	(999)	(3,100)
Increase (decrease) in cash and cash equivalents	3,763	(4,721)
Cash and cash equivalents, beginning of year	68,412	71,684
Cash and cash equivalents, end of period	$72,175	$66,963

BENTLEY SYSTEMS, INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

Reconciliation of operating income to Adjusted OI w/SBC and to Adjusted operating income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Operating income	$68,630	$73,679	$240,738	$192,769
Amortization of purchased intangibles	11,448	12,678	35,159	39,038
Deferred compensation plan	6,983	(3,160)	13,665	4,763
Acquisition expenses	2,454	2,980	6,782	15,278
Realignment expenses (income)	9	150	818	(1,800)
Adjusted OI w/SBC	89,524	86,327	297,162	250,048
Stock-based compensation expense	15,895	18,039	57,088	54,907
Adjusted operating income	$105,419	$104,366	$354,250	$304,955

Reconciliation of net income to Adjusted net income:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2024		2023		2024		2023
	$	EPS(1)	$	EPS(1)	$	EPS(1)	$	EPS(1)
Net income	$42,338	$0.13	$53,027	$0.16	$184,694	$0.57	$147,202	$0.46
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles	11,448	0.03	12,678	0.04	35,159	0.11	39,038	0.12
Stock-based compensation expense	15,895	0.05	18,039	0.05	57,088	0.17	54,907	0.17
Deferred compensation plan	6,983	0.02	(3,160)	(0.01)	13,665	0.04	4,763	0.01
Acquisition expenses	2,454	0.01	2,980	0.01	6,782	0.02	15,278	0.05
Realignment expenses (income)	9	—	150	—	818	—	(1,800)	(0.01)
Other expense (income), net	5,087	0.02	(5,953)	(0.02)	(4,330)	(0.01)	(7,207)	(0.02)
Total non-GAAP adjustments, prior to income taxes	41,876	0.13	24,734	0.07	109,182	0.33	104,979	0.32
Income tax effect of non-GAAP adjustments	(6,756)	(0.02)	(5,306)	(0.02)	(11,600)	(0.03)	(19,303)	(0.06)
Equity in net losses (income) of investees, net of tax	14	—	44	—	(14)	—	44	—
Adjusted net income(2)	$77,472	$0.24	$72,499	$0.22	$282,262	$0.86	$232,922	$0.72

Adjusted weighted average shares, diluted	333,789,636		332,825,186		333,724,425		332,144,893

(1)Adjusted EPS was computed independently for each reconciling item presented; therefore, the sum of Adjusted EPS for each line item may not equal total Adjusted EPS due to rounding.
(2)Adjusted EPS numerator includes $1,723 and $1,716 for the three months ended September 30, 2024 and 2023, respectively, and $5,164 and $5,157 for the nine months ended September 30, 2024 and 2023, respectively, related to interest expense, net of tax, attributable to the convertible senior notes using the if‑converted method.

Reconciliation of cash flow from operations to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Cash flow from operations	$86,105	$72,824	$353,660	$329,643
Cash interest	3,424	9,988	12,130	29,370
Cash taxes	10,176	10,704	33,023	28,703
Cash deferred compensation plan distributions	—	—	2,436	2,125
Cash acquisition expenses	1,829	4,487	5,571	19,777
Cash realignment costs	1,118	—	12,606	—
Changes in operating assets and liabilities	9,801	13,504	(44,718)	(84,494)
Other(1)	(2,452)	(2,336)	(7,220)	(6,420)
Adjusted EBITDA	$110,001	$109,171	$367,488	$318,704

(1) Includes receipts related to interest rate swap.

Reconciliation of total revenues and subscriptions revenues to total revenues and subscriptions revenues in constant currency:

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency
Total revenues	$335,173	$(1,319)	$333,854	$306,612	$(535)	$306,077
Subscriptions revenues	$303,239	$(1,100)	$302,139	$270,751	$(569)	$270,182

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency
Total revenues	$1,003,273	$(891)	$1,002,382	$917,772	$(1,014)	$916,758
Subscriptions revenues	$907,772	$(784)	$906,988	$807,839	$(1,042)	$806,797